EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 18, 1998, of Loral Orion Network Systems, Inc. (formerly Orion Network Systems, Inc.) and are in agreement with the statements contained in the third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                               /s/ Ernst & Young LLP

Washington D.C.
May 18, 1998